Exhibit 99.1

FOR IMMEDIATE RELEASE

SAEXPLORATION ANNOUNCES FIRST QUARTER 2016 EARNINGS RELEASE AND CONFERENCE CALL SCHEDULE

May 9, 2016 – HOUSTON, TX – SAExploration Holdings, Inc. (NASDAQ: SAEX, OTCBB: SAEXW) today announced plans to release its unaudited consolidated financial results for the first quarter ended March 31, 2016 on Thursday, May 12, 2016 after close of trading. SAE has scheduled a conference call for Friday, May 13, 2016 at 10:00 a.m. ET to discuss these results and other related matters.

SAExploration Holdings, Inc. Q1 2016 Earnings Call
Date:	Friday, May 13, 2016
Time:	10:00 a.m. ET (9:00 a.m. CT)
Phone:	(855) 433-0934 (Toll-Free) or (484) 756-4291 (Toll)
The conference call will also be broadcast live on the Investors section of SAE’s website at www.saexploration.com. To listen to the live call via the Company’s website, please go to the website at least 15 minutes early to register and download any necessary audio software. If you are unable to listen live, the webcast of the conference call will be archived on the Company’s website for approximately 90 days.
About SAExploration Holdings, Inc.
SAE is an internationally-focused oilfield services company offering a full range of vertically-integrated seismic data acquisition and logistical support services in remote and complex environments throughout Alaska, Canada, South America, and Southeast Asia. In addition to the acquisition of 2D, 3D, time-lapse 4D and multi-component seismic data on land, in transition zones and offshore in depths up to 3,000 meters, SAE offers a full suite of logistical support and in-field processing services, such as program design, planning and permitting, camp services and infrastructure, surveying, drilling, environmental assessment and reclamation and community relations. SAE operates crews around the world, performing major projects for its blue-chip customer base, including major integrated oil companies, national oil companies and large independent oil and gas exploration companies. Operations are supported through a multi-national presence in Houston, Alaska, Canada, Peru, Colombia, Bolivia, Brazil, New Zealand and Malaysia. For more information, please visit SAE’s website at www.saexploration.com.
The information on SAE’s website is not, and shall not be deemed to be, a part of this press release or incorporated in filings SAE makes with the Securities and Exchange Commission.

Safety. Acquisition. Experience	saexploration.com

Forward Looking Statements

This press release contains certain "forward-looking statements" within the meaning of the federal securities laws. These statements can be identified by the use of words or phrases such as "believes," "estimates," "expects," "intends," "anticipates," "projects," "plans to," "will," "should" and variations of these words or similar words. These forward-looking statements may include statements regarding SAE’s financial condition, results of operations and business and SAE’s expectations or beliefs concerning future periods. These statements are subject to risks and uncertainties which may cause actual results to differ materially from those stated in this release. These risks and uncertainties include fluctuations in the levels of exploration and development activity in the oil and gas industry, intense industry competition, a limited number of customers, audit and delayed payment risks relating to our customers, changes in the Alaskan oil and gas tax credit system that may significantly affect the level of Alaskan exploration spending, the need to manage rapid growth and contractions in our business, delays, reductions or cancellations of service contracts, operational disruptions due to seasonality, weather and other external factors, crew productivity, the availability of capital resources, high levels of indebtedness, liquidity uncertainties, substantial international business exposing SAE to currency fluctuations and global factors including economic, political and military uncertainties, the need to comply with diverse and complex laws and regulations, and other risks incorporated by reference to SAE’s filings with the Securities and Exchange Commission. Certain risks and uncertainties related to SAE’s business are or will be described in greater detail in SAE’s filings with the Securities and Exchange Commission. The information set forth herein should be read in light of such risks. Except as required by applicable law, SAE is not under any obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements, whether as a result of new information, future events, changes in assumptions or otherwise.
Contact
SAExploration Holdings, Inc.
Ryan Abney
Vice President, Capital Markets & Investor Relations
(281) 258-4409
rabney@saexploration.com

Safety. Acquisition. Experience	2	saexploration.com